Exhibit 99.1

Definitive Healthcare Reports Financial Results for Third Quarter 2026

Third Quarter Revenue Within Guidance Range; Profit Surpasses Expectations

Framingham, MA (November 5, 2026) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare market data and analytics, today announced financial results for the quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights:

•
Revenue was $54.7 million, a decrease of 9% from $60.0 million in Q3 2025.

•
Net Loss was $(5.4) million, or (10)% of revenue, compared to $(17.8) million, or (30)% of revenue in Q3 2025.

•
Adjusted Net Income was $8.8 million, compared to $9.7 million in Q3 2025.

•
Adjusted EBITDA was $15.7 million, or 29% of revenue, compared to $18.9 million, or 32% of revenue in Q3 2025.

•
Cash Flow from Operations was $11.4 million in the quarter.

•
Unlevered Free Cash Flow was $13.0 million in the quarter.

“Since joining Definitive, I’ve been focused on listening to our customers and our employees,” said Clay Ritchey, CEO of Definitive Healthcare. “What I’ve heard confirms my belief in the strength of our position in the market, and it has also shown me where we can execute better. This quarter’s results demonstrate the underlying health of the business and a solid foundation to build upon.”

Recent Business and Operating Highlights:

Customer Wins

In the third quarter, Definitive Healthcare continued to win new logos and expansion opportunities across all end-markets, by providing the data, insights and integrations that drive their critical business use cases. Customer wins for the quarter included:

•
A life sciences company selected Definitive Healthcare in a new-logo deal worth several hundred thousand dollars after struggling with stale data and the complexity of ingesting and interpreting claims. Monthly-refreshing claims delivered through custom data feeds let its teams focus on acting on data rather than interpreting it, while our reference and affiliation data, layered on top of the claims, enabled the right conversations with the most impactful physicians treating patients in need. This win highlights the power of pairing differentiated claims with our reference and affiliation data.
•
A medical malpractice insurer expanded its relationship with Definitive Healthcare in a six-figure upsell secured with its renewal, roughly doubling its overall spend. The customer now uses our reference and affiliation data as the data foundation for its underwriting and risk modeling, while all-payor claims inform where to focus growth, replacing outdated legacy risk indicators. A direct Snowflake share that replaced manual file transfers was also a key factor, underscoring the value of our integrations.

Financial Guidance and Conference Call

As previously announced on September 2, 2026, the Special Committee of the Board of Directors, consisting solely of independent and disinterested directors, received a non-binding indication of interest from Advent International, L.P. (“Advent”) to acquire all outstanding shares of the Company’s Class A common stock and all outstanding limited liability company interests of AIDH TopCo, LLC, in each case, not already owned by Advent or Jason Krantz, the Company’s founder and Executive Chairman. In light of this development, Definitive Healthcare will not provide financial guidance or host a conference call to discuss its third-quarter 2026 financial results.

About Definitive Healthcare

Definitive Healthcare is a data and analytics company focused on the business side of healthcare. The healthcare market is complex — our data makes it clearer. We cut through the noise to deliver the insights that healthcare organizations and companies need to make smarter, faster, more strategic decisions. Because when our customers succeed, healthcare gets better for everyone. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “assumes,” “would,” “potentially” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the benefits of our healthcare commercial intelligence solutions, our overall future prospects, customer behaviors and use of our solutions, the market, industry and macroeconomic environment, our plans to improve our operational and financial performance and our business, our ability to execute on our plans, expectations regarding the non-binding acquisition proposal submitted by Advent or any alternatives thereto, customer growth, including our upsell and cross-sell opportunities, and our ability to successfully transition executive leadership.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: global geopolitical tension and difficult macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including tariffs, sanctions, trade barriers, recessions, fluctuating inflation, high interest rates, volatility in the capital markets and related market uncertainty; uncertainties as to whether we enter into any transaction with Advent or any other party, and, if so, the timing and our ability to realize the anticipated benefits thereof, and the effects of any of the foregoing on relationships with employees, clients or other business partners; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; our ability to successfully transition executive leadership, including any disruptions to our business and uncertainty among our clients, employees and investors as a result of our Chief Executive Officer transition; and the possibility that our security measures are breached or unauthorized access to data is otherwise obtained.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended September 30, 2026 that will be filed following this earnings release, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at definitivehc.com. Accordingly, you should monitor the investor relations portion of our website at ir.definitivehc.com in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at ir.definitivehc.com.

Non-GAAP Financial Measures

This earnings release contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures is intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to loss from operations, net loss, earnings per share, or any other performance measures derived in accordance with GAAP or as measures of operating cash flows or liquidity. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. In evaluating our non-GAAP financial measures, you should be aware that in the future, we may incur expenses similar to those eliminated in these presentations.

These non-GAAP financial measures are not required by or prepared in accordance with GAAP. These are supplemental financial measures of our performance and should not be considered substitutes for cash provided by operating activities, loss from operations, net loss, net income margin, gross profit, gross margin, or any other measure derived in accordance with GAAP.

Reconciliations to Certain Non-GAAP Measures

Unlevered Free Cash Flow

We define Unlevered Free Cash Flow as net cash provided by operating activities less purchases of property, equipment and data assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring expenses, earnouts, and other non-core items paid in cash. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define EBITDA as earnings before debt-related costs, including interest expense (income), net, and loss on partial extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income, net, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to help investors to assess our operating performance because these metrics eliminate non-core and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

Adjusted Gross Profit and Adjusted Gross Margin

We define Adjusted Gross Profit as gross profit excluding acquisition-related amortization and equity-based compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small portion of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

Adjusted Operating Income

We define Adjusted Operating Income as loss from operations plus acquisition-related amortization, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses.

Adjusted Net Income and Adjusted Net Income Per Diluted Share

We define Adjusted Net Income as Adjusted Operating Income less interest expense, net, recurring income tax (provision) benefit, foreign currency (loss) gain, and tax impacts of adjustments. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Bethany Swackhamer
bswackhamer@definitivehc.com

Definitive Healthcare Corp.
Condensed Consolidated Balance Sheets
(in thousands, except number of shares and par value; unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$177,138	$163,627
Short-term investments	12,849	17,262
Accounts receivable, net	29,508	51,978
Prepaid expenses and other assets	12,576	11,972
Deferred contract costs	11,660	12,766
Total current assets	243,731	257,605
Property and equipment, net	15,151	12,680
Operating lease right-of-use assets, net	3,749	5,394
Other assets	3,734	2,277
Deferred contract costs	10,941	12,840
Intangible assets, net	211,344	247,477
Goodwill	—	197,219
Total assets	$488,650	$735,492
Liabilities and Equity
Current liabilities:
Accounts payable	5,826	3,596
Accrued expenses and other liabilities	26,433	44,773
Deferred revenue	80,540	96,989
Term loan	8,750	8,750
Operating lease liabilities	2,611	2,679
Total current liabilities	124,160	156,787
Long term liabilities:
Deferred revenue	137	2,383
Term loan	149,785	156,085
Operating lease liabilities	3,129	5,152
Tax Receivable Agreement liability	11,808	19,212
Deferred tax liabilities	10,502	14,634
Other liabilities	666	2,247
Total liabilities	300,187	356,500

Equity:
Class A common stock, par value $0.001, 600,000,000 shares authorized, 106,917,881 and 104,020,957 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	107	104
Class B common stock, par value $0.00001, 65,000,000 shares authorized, 38,094,660 and 38,339,076 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	1,073,725	1,061,965
Accumulated other comprehensive deficit	(1,057)	(1,450)
Accumulated deficit	(927,441)	(779,506)
Noncontrolling interests	43,129	97,879
Total equity	188,463	378,992
Total liabilities and equity	$488,650	$735,492

Definitive Healthcare Corp.
Condensed Consolidated Statements of Operations
(in thousands, except share amounts and per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$54,650	$60,046	$165,774	$179,987
Cost of revenue:
Cost of revenue exclusive of amortization (1)	8,595	9,069	27,368	28,010
Amortization	3,825	4,984	13,985	15,611
Gross profit	42,230	45,993	124,421	136,366
Operating expenses:
Sales and marketing (1)	18,717	20,380	57,453	61,502
Product development (1)	6,669	7,553	19,924	24,822
General and administrative (1)	12,794	12,364	35,684	37,306
Depreciation and amortization	8,793	9,076	25,660	26,604
Transaction, integration, and restructuring expenses	223	5,308	1,485	7,245
Goodwill impairment	-	-	197,219	176,531
Total operating expenses	47,196	54,681	337,425	334,010
Loss from operations	(4,966)	(8,688)	(213,004)	(197,644)
Other income, net
Interest expense, net	(1,352)	(1,331)	(4,059)	(2,953)
Other income (expense), net	410	(7,249)	7,569	8,541
Total other (expense) income, net	(942)	(8,580)	3,510	5,588
Net loss before income taxes	(5,908)	(17,268)	(209,494)	(192,056)
Benefit from (provision for) income taxes	502	(524)	4,282	9,906
Net loss	(5,406)	(17,792)	(205,212)	(182,150)
Less: Net loss attributable to noncontrolling interests	(1,514)	(2,954)	(57,277)	(52,533)
Net loss attributable to Definitive Healthcare Corp.	$(3,892)	$(14,838)	$(147,935)	$(129,617)
Net loss per share of Class A common stock:
Basic and diluted	$(0.04)	$(0.14)	$(1.40)	$(1.20)
Weighted average Class A common stock outstanding:
Basic and diluted	106,767,169	103,783,012	105,758,581	107,760,787

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenue	$93	$157	$269	$497
Sales and marketing	1,015	1,062	3,019	3,279
Product development	343	1,299	1,012	4,454
General and administrative	4,074	4,166	11,699	12,753
Total equity-based compensation expense	$5,525	$6,684	$15,999	$20,983

Definitive Healthcare Corp.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows provided by (used in) operating activities:
Net loss	$(5,406)	$(17,792)	$(205,212)	$(182,150)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,237	853	3,311	2,312
Amortization of intangible assets	11,381	13,207	36,334	39,903
Amortization of deferred contract costs	3,686	3,996	11,125	11,931
Equity-based compensation	5,525	6,684	15,999	20,983
Amortization of debt issuance costs	208	131	548	380
Write-off of deferred offering costs	—	467	—	467
Provision for (recovery of) doubtful accounts receivable	31	(314)	(161)	(635)
Loss on partial extinguishment of debt	—	—	—	507
Non-cash restructuring charges	—	160	183	352
Goodwill impairment charges	—	—	197,219	176,531
Tax Receivable Agreement remeasurement	(169)	7,140	(6,754)	(10,623)
Changes in fair value of contingent consideration	—	(3,280)	—	(3,970)
Deferred income taxes	(392)	299	(4,394)	(10,310)
Changes in operating assets and liabilities:
Accounts receivable	1,411	3,477	22,634	19,351
Prepaid expenses and other assets	1,381	749	432	(3,481)
Deferred contract costs	(2,333)	(3,117)	(8,120)	(9,376)
Accounts payable, accrued expenses, and other liabilities	3,502	12,498	(10,035)	353
Deferred revenue	(8,640)	(9,471)	(18,667)	(1,468)
Net cash provided by operating activities	11,422	15,687	34,442	51,057
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and data assets	(2,386)	(2,281)	(8,530)	(12,280)
Purchases of short-term investments	—	—	(12,500)	(64,065)
Maturities of short-term investments	—	26,422	17,326	173,869
Net cash (used in) provided by investing activities	(2,386)	24,141	(3,704)	97,524
Cash flows (used in) provided by financing activities:
Repayments of term loan	(2,188)	(2,187)	(6,563)	(250,625)
Proceeds from term loan	—	—	—	175,000
Payments of debt issuance costs	—	—	—	(1,660)
Taxes paid related to net share settlement of equity awards	(251)	(1,063)	(1,697)	(3,546)
Repurchases of Class A common stock	—	(9,221)	—	(49,452)
Payments under Tax Receivable Agreement	—	—	(8,077)	(13,767)
Member distributions	—	—	—	(2,827)
Net cash used in financing activities	(2,439)	(12,471)	(16,337)	(146,877)
Net increase in cash and cash equivalents	6,597	27,357	14,401	1,704
Effect of exchange rate changes on cash and cash equivalents	(325)	(24)	(890)	1,235
Cash and cash equivalents, beginning of period	170,866	80,984	163,627	105,378
Cash and cash equivalents, end of period	$177,138	$108,317	$177,138	$108,317
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$2,452	$2,870	$7,370	$8,071
Income taxes, net of refunds received	$128	$176	$328	$208
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses and other liabilities	$2,198	$6,711	$2,198	$6,711

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$11,422	$15,687	$34,442	$51,057
Purchases of property, equipment, and data assets	(2,386)	(2,281)	(8,530)	(12,280)
Interest paid in cash	2,452	2,870	7,370	8,071
Transaction, integration, and restructuring expenses paid in cash (a)	223	547	4,683	2,982
Other non-core items paid in cash (b)	1,307	1,118	4,627	2,514
Unlevered Free Cash Flow	$13,018	$17,941	$42,592	$52,344

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions. Restructuring expenses paid in cash relate to our restructuring plans.
(b) Non-core items paid in cash represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(5,406)	$(17,792)	$(205,212)	$(182,150)
Add: Income tax (benefit) provision	(502)	524	(4,282)	(9,906)
Add: Interest expense, net	1,352	1,331	4,059	2,953
Add: Loss on partial extinguishment from debt	—	—	—	507
Add: Other (income) expense, net	(410)	7,249	(7,569)	(9,048)
Loss from operations	(4,966)	(8,688)	(213,004)	(197,644)
Add: Amortization of intangible assets acquired through business combinations	9,660	11,447	31,465	33,857
Add: Equity-based compensation	5,525	6,684	15,999	20,983
Add: Transaction, integration, and restructuring expenses	223	5,308	1,485	7,245
Add: Goodwill impairment charge	—	—	197,219	176,531
Add: Other non-core items	2,345	1,585	4,348	2,981
Adjusted Operating Income	12,787	16,336	37,512	43,953
Less: Interest expense, net	(1,352)	(1,331)	(4,059)	(2,953)
Less: Recurring income tax benefit (provision)	502	(524)	720	(628)
Less: Foreign currency gain (loss)	241	(109)	815	(1,575)
Less: Tax impacts of adjustments to net loss	(3,424)	(4,699)	(10,204)	(12,476)
Adjusted Net Income	$8,754	$9,673	$24,784	$26,321
Shares for Adjusted Net Income Per Diluted Share (a)	144,861,827	145,061,468	143,931,922	146,742,334
Adjusted Net Income Per Share	$0.06	$0.07	$0.17	$0.18

(a) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 166,272,177 and 156,580,614 as of September 30, 2026 and 2025, respectively.

Reconciliation of GAAP Gross Profit and Margin to Adjusted Gross Profit and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
(in thousands)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$42,230	77%	$45,993	77%	$124,421	75%	$136,366	76%
Amortization of intangible assets acquired through business combinations	2,104	4%	3,224	5%	9,116	5%	9,565	5%
Equity compensation costs	93	0%	157	0%	269	0%	497	0%
Adjusted gross profit and margin	$44,427	81%	$49,374	82%	$133,806	81%	$146,428	81%

Reconciliation of GAAP Net Loss and Margin to Adjusted EBITDA and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(5,406)	(10)%	$(17,792)	(30)%	$(205,212)	(124)%	$(182,150)	(101)%
Interest expense, net	1,352	2%	1,331	2%	4,059	2%	2,953	2%
(Benefit from) provision for income taxes	(502)	(1)%	524	1%	(4,282)	(3)%	(9,906)	(6)%
Loss on partial extinguishment of debt	—	0%	—	0%	—	0%	507	0%
Depreciation & amortization	12,618	23%	14,060	23%	39,645	24%	42,215	23%
EBITDA and margin	8,062	15%	(1,877)	(3)%	(165,790)	(100)%	(146,381)	(81)%
Other (income) expense, net (a)	(410)	(1)%	7,249	12%	(7,569)	(5)%	(9,048)	(5)%
Equity-based compensation (b)	5,525	10%	6,684	11%	15,999	10%	20,983	12%
Transaction, integration, and restructuring expenses (c)	223	0%	5,308	9%	1,485	1%	7,245	4%
Goodwill impairment (d)	—	0%	—	0%	197,219	119%	176,531	98%
Other non-core items (e)	2,345	4%	1,585	3%	4,348	3%	2,981	2%
Adjusted EBITDA and margin	$15,745	29%	$18,949	32%	$45,692	28%	$52,311	29%

(a) Primarily represents foreign exchange and Tax Receivable Agreement liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses consist primarily of legal, accounting, consulting, and other costs incurred in connection with acquisitions and strategic partnerships, including fair value adjustments related to contingent consideration. For the periods presented, these expenses include a first quarter 2026 adjustment from the favorable settlement of a significant data contract terminated in 2025 in connection with the integration of a prior acquisition, and a second quarter 2026 adjustment related to the settlement of an earnout matter. Restructuring expenses consist primarily of severance and other employee separation benefits under the Company’s restructuring plans, as well as impairment and other charges related to office closures, relocations, and consolidations.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Merger and acquisition due diligence and transaction costs	$223	$3,341	$2,419	$4,789
Integration costs	—	5,087	(2,169)	6,046
Fair value adjustment for contingent consideration	—	(3,280)	—	(3,970)
Restructuring charges for severance and other separation costs	—	—	1,052	28
Office closure and relocation restructuring charges and impairments	—	160	183	352
Total transaction, integration, and restructuring expenses	$223	$5,308	$1,485	$7,245

(d) Goodwill impairment represents non-cash, pre-tax, goodwill impairment charges. We experienced declines in our market capitalization as a result of sustained decreases in our stock price, which represented triggering events requiring our management to perform quantitative goodwill impairment tests as of the end of the first quarters of 2026 and 2025. As a result of the impairment tests conducted, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded the impairment charges.

(e) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal, regulatory and advisory costs isolated to unique and extraordinary litigation, legal, regulatory, and other matters that are not considered normal and recurring business activity, including professional fees in connection with the evaluation of strategic, financial, tax, and capital structure alternatives. Other non-core items also include consulting fees and severance costs associated with strategic transition initiatives, as well as other non-core items.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Non-core legal, regulatory, and advisory	$1,385	$340	$3,340	$371
Consulting and severance costs for strategic transition initiatives	1,038	713	1,038	1,671
Other non-core expenses	(78)	532	(30)	939
Total other non-core items	$2,345	$1,585	$4,348	$2,981